AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 3, 1997
                                                   REGISTRATION NO. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           JACOR COMMUNICATIONS, INC.
           ----------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           DELAWARE                                              31-0978313
-------------------------------                             --------------------
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                             50 E. RIVERCENTER BLVD.
                                   12TH FLOOR
                            COVINGTON, KENTUCKY 41011
                        ---------------------------------
                         (Address of principal executive
                           offices including zip code)

                            EXECUTIVE STOCK UNIT PLAN
                        NON-EMPLOYEE DIRECTOR STOCK UNITS
                    OUTSIDE DIRECTOR STOCK OPTION AGREEMENTS
                    ----------------------------------------
                            (Full title of the plans)

              R. CHRISTOPHER WEBER                             COPY TO:
SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER      RICHARD G. SCHMALZL, ESQ.
           JACOR COMMUNICATIONS, INC.                 JONATHAN D. NIEMEYER, ESQ
             50 E. RIVERCENTER BLVD.                   GRAYDON, HEAD & RITCHEY
                   12TH FLOOR                          1900 FIFTH THIRD CENTER
            COVINGTON, KENTUCKY 41011                      511 WALNUT STREET
                 (606) 655-2267                         CINCINNATI, OHIO 45202
                                                            (513) 621-6464

(Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------
 TITLE OF SECURITIES       AMOUNT TO BE               PROPOSED MAXIMUM          PROPOSED MAXIMUM          AMOUNT OF
  TO BE REGISTERED          REGISTERED               OFFERING PRICE PER        AGGREGATE OFFERING        REGISTRATION
                                                           SHARE                     PRICE                   FEE
COMMON STOCK, $.01        43,700 SHARES(1)               $34.625(2)              $1,513,112.50              $458.52
 PAR VALUE

COMMON STOCK, $.01        90,000 SHARES(3)               $11.46 (4)              $1,031,830.00              $312.68
PAR VALUE
------------------------------------------------------------------------------------------------------------------------


     (1)Represents the total number of shares of common stock currently reserved for the grant of, or issuable upon the vesting of, stock units awarded to non-employee directors and executive officers pursuant to the grant of Non-Employee Director Stock Units and the Executive Stock Unit Plan, respectively.

     (2)Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c) and (h), based upon the average of the high and low prices of Jacor Communications, Inc. common stock in The Nasdaq National Market on May 29, 1997.

     (3)Represents the total number of shares of common stock issuable upon the exercise of stock options granted pursuant to the Non-Employee Director Stock Option Agreements on various grant dates and at various prices in 1993, 1994 and 1996.

     (4)Weighted average price determined by the average actual exercise price at which the 90,000 stock options were granted pursuant to the Non-Employee Stock Option Agreements.

     Jacor Communications, Inc. (the "Registrant") is filing this Registration Statement on Form S-8 in order to register a total of 133,700 shares of its common stock, $.01 par value, including 90,000 shares of common stock underlying stock options granted pursuant to Outside Director Stock Option Agreements, 25,000 shares of its common stock to be issued pursuant to stock units awarded to executive officers under the Executive Stock Unit Plan, and 18,700 shares of its common stock to be issued pursuant to stock units awarded to non-employee directors.

PART I    INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS.

      The documents containing the information required in Part I of the Registration Statement will be provided to each participant in the plans as required by Rule 428(b)(1). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") in accordance with the instructions to Form S-8.

PART II   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT.

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, as filed with the Securities and Exchange Commission, are incorporated herein by reference:

     (i) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

     (ii) the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

     (iii) the Registrant's Current Reports on Form 8-K dated January 9, 1997, January 24, 1997, March 7, 1997 (amending the Company's Form 8-K dated October 23, 1996), March 21, 1997, as amended, April 8, 1997, as amended, May 5, 1997, and May 16, 1997; and

     (iv)   the Registrant's Form 8-B dated September 23, 1996.


     All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.

Item 4.     DESCRIPTION OF SECURITIES.

     Not applicable.

Item 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

Item 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant, being incorporated under the General Corporation Law of the State of Delaware, is empowered by Section 145 of such law ("Statute"), subject to the procedures and limitations stated in the Statute, to indemnify any person ("Indemnitee") against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with any threatened, pending, or completed action, suit, or proceeding to which an Indemnitee is made a party or threatened to be made a party by reason of the Indemnitee's being or having been a director, officer, employee or agent of the Registrant or a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise at the request of the Registrant. The Statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Statute also provides that the Registrant may purchase insurance on behalf of any director, officer, employee or agent.

     Article Sixth of the Registrant's Certificate of Incorporation contains provisions permitted by Section 102 of the General Corporation Law of the State of Delaware which eliminate personal liability of members of its board of directors for violations of their fiduciary duty of care. Neither the Delaware General Corporation Law nor the Certificate of Incorporation, however, limits the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase under circumstances where such payment or repurchase is not permitted under the Statute, or obtaining an improper personal benefit. Article Sixth of the Registrant's Certificate of Incorporation also provides that the Registrant shall indemnify its directors and officers to the fullest extent permitted under Section 145 of the Delaware General Corporation Law.

     Article 8 of the Registrant's Bylaws provides that the Registrant is obligated to indemnify a director or officer ("Indemnitee") in each and every situation where the Registrant is obligated to make such indemnification pursuant to the Statute. The Registrant must also indemnify an Indemnitee in each and every situation where, under the Statute, the Registrant is not obligated but is nevertheless permitted or empowered to make such indemnification. However, before making such indemnification with respect to any situation covered by the preceding sentence, (i) the Registrant shall promptly make or cause to be made, by any of the methods referred to in subsection (d) of the Statute, a determination as to whether the Indemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Registrant, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that such Indemnitee's conduct was unlawful, and (ii) no such indemnification shall be made unless it is determined that such Indemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Registrant, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that such Indemnitee's conduct was unlawful.

     The Registrant currently maintains an insurance policy that provides coverage pursuant to which the Registrant is to be reimbursed for amounts it may be required or permitted by law to pay to indemnify directors and officers.

Item 7.     EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

Item 8.     EXHIBITS.

Exhibit     Description of Exhibit
-------     ----------------------

 4.1        Form of Outside Director Stock Option Agreement [Filed as Exhibit
            4.23 to the Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 1993, and incorporated by reference herein]
 4.2 Executive Stock Unit Plan [Filed as Exhibit 10.5 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996, and incorporated by reference herein]
 4.3        Description of Non-Employee Director Stock Units [Filed as Exhibit
            10.6 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996, and incorporated by reference herein]
 5.1        Opinion of Graydon, Head & Ritchey
23.1        Consent of Graydon, Head & Ritchey (included in Exhibit 5.1)
23.2        Consent of Coopers & Lybrand L.L.P.
23.3        Consent of Ernst & Young LLP

Item 9.     UNDERTAKINGS

A.          INDEMNIFICATION

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the mater has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

B.          SUBSEQUENT EXCHANGE OF DOCUMENTS

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.          OTHER

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflect in the form of prospectus filed with Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represented no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs 1(i) and 1(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remains unsold at the termination of the offering.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 3rd day of June, 1997.

                                        JACOR COMMUNICATIONS, INC.


                                        By:  /s/ R. Christopher Weber
                                           ----------------------------------
                                             R. Christopher Weber,
                                             Senior Vice President and
                                             Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

June 3, 1997     /s/ Randy Michaels                              June 3, 1997     /s/ Rod F. Dammeyer
               -----------------------------------                              -----------------------------------
               Randy Michaels, President, Chief                                 Rod F. Dammeyer, Director
               Executive Officer and Director


                                                                 June 3, 1997     /s/ F. Philip Handy
               -----------------------------------                              -----------------------------------
               Robert L. Lawrence, President, Chief                             F. Philip Handy, Director
               Operating Officer and Director



               -----------------------------------                              -----------------------------------
               Samuel Zell, Chairman of the Board                               Marc Lasry, Director
               and Director


June 3, 1997     /s/ Sheli Z. Rosenberg                          June 2, 1997     /s/ Maggie Wilderotter
               -----------------------------------                              -----------------------------------
               Sheli Z. Rosenberg, Vice Chairman                                Maggie Wilderotter, Director
               and Director


                                                                 June 3, 1997     /s/ R. Christopher Weber
               -----------------------------------                              -----------------------------------
               John W. Alexander, Director                                      R. Christopher Weber, Senior
                                                                                Vice President and Chief
                                                                                Financial Officer (Principal
June 2, 1997     /s/ Peter C. B. Bynoe                                          Accounting and Financial
               -----------------------------------                              Officer)
               Peter C. B. Bynoe, Director

                                INDEX TO EXHIBITS


                                                                          Page
Exhibit              Description of Exhibit                              Number
-------              ----------------------                              ------

 4.1      Form of Outside Director Stock Option Agreement [Filed            *
          as Exhibit 4.23 to the Registrant's Quarterly Report on
          Form 10-Q for the period ended June 30, 1993, and incorporated by reference herein]

4.2       Executive Stock Unit Plan [Filed as Exhibit 10.5 to the           *
          Registrant's Annual Report on Form 10-K for the year ended
          December 31, 1996, and incorporated by reference herein]

4.3       Description of Non-Employees Director Stock Units [Filed as       *
          Exhibit 10.6 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996, and incorporated by reference herein]

 5.1      Opinion of Graydon, Head & Ritchey                               10

23.1      Consent of Graydon, Head & Ritchey (included in                  10
          Exhibit 5.1)

23.2      Consent of Coopers & Lybrand L.L.P.                              11

23.3      Consent of Ernst & Young LLP                                     12


*  Incorporated by reference.